EXHIBIT 15.4

ACKNOWLEDGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Icahn Enterprises L.P.

We are aware of the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 and related Prospectus of Icahn Enterprises L.P. for the registration of senior notes of our reports listed below:

•
Our report dated April 28, 2011, relating to the unaudited consolidated interim financial statements of Federal-Mogul Corporation, included in Icahn Enterprises L.P.’s Form 10-Q for the quarter ended March 31, 2011 filed with the Securities and Exchange Commission on May 4, 2011.

•
Our report dated July 28, 2011, relating to the unaudited consolidated interim financial statements of Federal-Mogul Corporation, included in Icahn Enterprises L.P.’s Form 10-Q for the quarter ended June 30, 2011 filed with the Securities and Exchange Commission on August 9, 2011.

•
Our report dated October 27, 2011, relating to the unaudited consolidated interim financial statements of Federal-Mogul Corporation, included in Icahn Enterprises L.P.’s Form 10-Q for the quarter ended September 30, 2011 filed with the Securities and Exchange Commission on November 2, 2011.

/s/ Ernst & Young LLP

Detroit, Michigan
February 6, 2012